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                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     October
                          20, 1997

                   IBM CREDIT CORPORATION
     _________________________________________________
     (Exact Name of Registrant as Specified in Charter)


       Delaware                  1-8175           22-2351962
____________________________  _____________  _____________________
(State or Other Jurisdiction  (Commission     (IRS Employer
   of Incorporation)           File Number)    Identification No.)

    1133 Westchester Avenue, Room 3C2108
          White Plains, New York                   10604
__________________________________________      ___________
  (Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code (914) 642-3000

                       Not Applicable
_____________________________________________________________
   (Former Name or Former Address, if changed Since Last
                          Report)




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Item 5.  Other Events

The Registrant's press release dated October 20, 1997, regarding its financial results and selected balance sheet information as of and for the period ended September 30, 1997, is attached.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duty authorized.


                                         IBM CREDIT CORPORATION
                                             (Registrant)

                                     By:
                                        /s/    Michael J. Twomey
                                        ______________________________
                                        Name:  Michael J. Twomey
Date:  October 20, 1997                 Title: Controller and Treasurer



































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      IBM CREDIT CORPORATION REPORTS 1997 THIRD-QUARTER RESULTS


  WHITE PLAINS, New York, October 20, 1997 . . . IBM Credit Corporation today reported third-quarter 1997 net earnings of $62.4 million, a decrease of 13 percent, compared with $71.6 million for the same 1996 period. The return on average equity was 18.7 percent, compared with
22.9 percent in the third quarter of 1996.
  Capital equipment financing originated for end users in the third quarter of 1997 rose 46 percent to $1,742.8 million, compared with $1,189.9 million in the third quarter of 1996. Working capital financing originated for distribution channels in the third quarter of 1997 increased by 7 percent to $3,868.5 million, compared with $3,602.4 million for the same 1996 period.
  At September 30, 1997, total assets were $15.3 billion, compared with $12.9 billion at December 31, 1996, an increase of 19 percent. Retained earnings at September 30, 1997, were $1,137.9 million, compared with $977.6 million at December 31, 1996, an increase of 16 percent.
  For the first nine months of 1997, net earnings were $210.2 million, a decrease of 4 percent, compared with $219.6 million for the same period in 1996. For the first nine months of 1997, capital equipment financing originated for end users increased by 26 percent to $4,640.4 million, compared with $3,691.1 million for the first nine months of 1996. For the first nine months of 1997, working capital financing originated for distribution channels increased by 15 percent to $10,661.2 million, compared with $9,290.0 million for the same 1996 period.
  IBM Credit Corporation is a wholly owned subsidiary of IBM Corporation, offering businesses of all sizes end-user leasing and financing for IBM and complementary solutions and non-IBM information technology acquired from IBM or remarketers. A broad array of asset management services is offered, and IBM Credit also provides remarketers with inventory and accounts receivable financing. Visit the IBM customer financing home page at www.financing.ibm.com


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